Exhibit 10.10

AMENDED AND RESTATED SECURITY AGREEMENT	Bank of America, N.A.

November 13, 2007

THIS AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”) is made among

       Bank of America, N.A. (as assignee of Fleet Retail Finance Inc. (“Fleet”), pursuant to that certain Assignment and Acceptance dated as of even date herewith by and between Fleet, as Assignor, and Bank of America, N.A., as Assignee) a national banking association with offices at 100 Federal Street, 9th Floor, Boston, Massachusetts 02110 (the “Lender”)

and

Aeropostale West, Inc., (the “Existing Guarantor”), Delaware corporation with its principal executive offices at 112 West 34th Street, New York, New York 10120; and Aero GC Management LLC, a Virginia limited liability company with an address of 112 West 34th Street, New York, New York  10120; and Jimmy’Z Surf Co., Inc., a Deleware corporation with an address  of 112 West 34th Street, New York, New York 10120 (together with the Existing Guarantor, each such person, a “Guarantor” and collectively, the “Guarantors”).

WITNESSETH:

WHEREAS, on October 7, 2003, (i) Aeropostale. Inc., a Delaware corporation with its principal offices at 112 West 34th Street, New York, New York 10120, (the “Borrower”) and Fleet entered into a certain Amended and Restated Loan and Security Agreement  (as amended and in effect, the “Existing Agreement”); and (ii) the Exsisting Guarantor and Fleet also enter into a cartain Security Agreement ( as amended and in effect, the :Exsisting Security Agreement”); and

WHEREAS, the Borrower and Lender have agreed to amend and restate the Existing Agreement and Existing Security Agreement, pursuant to, among other documents, instruments, and agreements, that certain Second Amended and Restated Loan and Security Agreement, dated as of November 13, 2007 (as amended, modified, supplemented or restated and in effect from time to time, the “Loan Agreement”); and

WHEREAS, each Guarantor is a wholly-owned subsidiary of the Borrower; and

WHEREAS, pursuant to the Loan Agreement, the Guarantors have executed and delivered to Lender a certain Amended and Restated Guaranty (the “Guaranty”) of even date herewith pursuant to which, as more specifically set forth therein, each  Guarantor has guaranteed the full and prompt payment of all Liabilities of the Borrower; and

WHEREAS, in accordance with the terms of the Loan Agreement and in order to secure the payment and performance of the Liabilities of the Borrower and its obligations under the Guaranty, the Guarantors are obligated to execute and deliver to the Lender a security agreement in substantially the form hereof; and

WHEREAS, the Existing Guarantor wishes to confirm the grant pledges and security interests made in the Exsisting Security Agreement, and the other Guarantors wisg to grant pledges and security interests in favor of the Lenders as herein provided;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Exsisting Security Agreement shall be amended and restated in its entirety to read as follows:

Article 1 - Definitions:

As used herein, the following terms have the following meanings or are defined in the section of this Agreement so indicated (terms used herein which are defined in the Loan Agreement are used as so defined):

“Account Debtor”:	Has the meaning given that term in the UCC.

“Accounts” and "Accounts
Receivable” include, without limitation, “accounts” as defined in the UCC, and also all:  accounts, accounts receivable, receivables, and rights to payment (whether or not earned by performance) for: property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of; services rendered or to be rendered; a policy of insurance issued or to be issued; a secondary obligation incurred or to be incurred; energy provided or to be provided; for the use or hire of a vessel; arising out of the use of a credit or charge card or information contained on or used with that card; and Health-Care-Insurance receivables; and also all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit; all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.

“Borrower”:	Is referred to in the Preamble.

“Chattel Paper”:	Has the meaning given that term in the UCC.

“Collateral”:	Is defined in Section 2-1.

“Deposit Account”:	Has the meaning given that term in the UCC and also includes all demand, time, savings, passbook, or similar accounts maintained with a bank.

“Documents”:	Has the meaning given that term in the UCC.

“Documents of Title”:	Has the meaning given that term in the UCC.

“Equipment”:
Includes, without limitation, “equipment” as defined in the UCC, and also all furniture, store fixtures, motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds,  and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of  Guarantor’s business, and any and all accessions or additions thereto, and substitutions therefor.

“Fixtures”:	Has the meaning given that term in the UCC.

“General Intangibles”:
Includes, without limitation, “general intangibles” as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to the Guarantor; credit memoranda in favor of the Guarantor; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of the Guarantor to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, copyrights, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all goodwill relating thereto; applications for registration of the foregoing; and all other general intangible property of the Guarantor in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by the Guarantor or credit extended or services performed, by the Guarantor, whether intended for an individual customer or the general business of the Guarantor, or used or useful in connection with research by the Guarantor.

“Goods”:
Has the meaning given that term in the UCC, and also includes all things movable when a security interest therein attaches and also all computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program if (i) the program is associated with the goods in such manner that it  customarily is considered part of the goods or (ii) by becoming the owner of the goods, a Person acquires a right to use the program in connection with the goods.

“Guaranty”:	Is referred to in the Preamble.

“Indemnified Person”:	Is defined in Section 7-2.

“Instruments”:	Has the meaning given that term in the UCC.

“Inventory”:
Includes, without limitation, “inventory” as defined in the UCC and also all: (a) Goods which are leased by a Person as lessor; are held by a Person for sale or lease or to be furnished under a contract of service; are furnished by a Person under a contract of service; or consist of raw materials, work in process, or materials used or consumed in a business; (b) Goods of said description in transit; (c) Goods of said description which are returned, repossessed and rejected; (d) packaging, advertising, and shipping materials related to any of the foregoing; (e) all names, marks, and General Intangibles affixed or to be affixed or associated thereto; and (f) Documents and Documents of Title  which represent any of the foregoing.

“Investment Property”:	Has the meaning given that term in the UCC.

“Letter-of-Credit Right”:
Has the meaning given that term in UCC and also refers to any right to payment or performance under an L/C, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

"Liabilities":	(in the singular, “Liability”): Includes, without limitation, all and each of the following, whether now existing or hereafter arising:

(a)           Any and all direct and indirect liabilities, debts, and obligations of the Borrower to the Lender or any Lender, each of every kind, nature, and description under the Loan Documents.

(b)           Each obligation to repay any loan, advance, indebtedness, note, obligation, overdraft, or amount now or hereafter owing by the Borrower to the Lender or any Lender under the Loan Documents (including all future advances whether or not made pursuant to a commitment by the Lender or any Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Lender or any Lender may hold against the Borrower under the Loan Documents.

(c)           All notes and other obligations of the Borrower now or hereafter assigned to or held by the Lender or any  Lender with respect to the Loan Documents, each of every kind, nature, and description.

(d)           All interest, fees, and charges and other amounts which may be charged by the Lender or any Lender to the Borrower under the Loan Documents and/or which may be due from the Borrower to the Lender or any Lender under the Loan Documents from time to time.

(e)           All costs and expenses incurred or paid by the Lender or any Lender in respect of any of the Loan Documents (including, without limitation, Costs of Collection, attorneys’ reasonable fees, and all court and litigation costs and expenses).

(f)           Any and all covenants of the Borrower to or with the Lender or any Lender and any and all obligations of the Borrower to act or to refrain from acting in accordance with under Loan Documents.

(g)           Each of the foregoing as if each reference to the “ Lender and each Lender “ therein were to each Affiliate of the Lender or any Lender.

(h)           Any and all direct or indirect liabilities, debts, and obligations of the Borrower to the Lender or any Affiliate of the Lender, each of every kind, nature, and description owing on account of any service or accommodation provided to, or for the account of the Borrower pursuant to this or any other Loan Document, including cash management services and the issuances of L/C’s.

“Payment Intangible”:	As defined in the UCC and also any general intangible under which the Account Debtor’s primary obligation is a monetary obligation.

“Proceeds”:	Includes, without limitation, “Proceeds” as defined in the UCC and each type of property described in Section 2-1 hereof.

“Receivables Collateral”:
That portion of the Collateral which consists of Accounts, Accounts Receivable, General Intangibles, Chattel Paper, Instruments, Documents of Title, Documents, Investment Property, Payment Intangibles, Letter-of-Credit Rights, Health-Care-Insurance-Receivables, bankers’ acceptances, and all other rights to payment.

“Supporting Obligation”:
Has the meaning given that term in the UCC and also refers to a Letter-of-Credit Right or secondary obligation which supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument, or Investment Property.

“UCC”:	The Uniform Commercial Code as in effect from time to time in Massachusetts.

Articel 2 - Grant of Security Interest:

2-1    Grant of Security Interest.    To secure the Guarantors’ prompt, punctual, and faithful performance of all and each of the Liabilities, the Guarantors hereby grant to the Lender a continuing security interest in and to, and assigns to the Lender (and ratifies and confirms any applicable Guarantor grants of security interest to the Lender pursuant to the Existing Loan Agreement) the following, and each item thereof, whether now owned or now due, or in which the Guarantors have an interest, or hereafter acquired, arising, or to become due, or in which the Guarantors obtain an interest, and all products, Proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which the Lender may in the future be granted a security interest, is referred to herein as the “Collateral”):

(a)           All Accounts and accounts receivable.

(b)           All Inventory.

(c)           All General Intangibles.

(d)           All Equipment.

(e)           All Goods.

(f)           All Fixtures.

(g)           All Chattel Paper.

(h)           All Letter-of-Credit Rights.

(i)           All Payment Intangibles.

(j)           All Supporting Obligations.

(k)           All books, records, and information relating to the Collateral and/or to the operation of the Guarantor’s business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained.

(l)           All Leasehold Interests.

(m)           All Investment Property, Instruments, Documents, Deposit Accounts, money, policies and certificates of insurance, deposits, impressed accounts, compensating balances, cash, or other property.

(n)           All insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing (2-1(a) through 2-1(o)) or otherwise.

(o)           All liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing (2-1(a) through 2-1(p)) including the right of stoppage in transit.

2-2           Extent and Duration of Security Interest.

                        (a)         The security interest created and granted herein is in addition to, and supplemental of, any security interest previously granted by any Guarantor to the Lender and shall continue in full force and effect applicable to all Liabilities until both

 (i)            all Liabilities have been paid and/or satisfied in full; and

                        (ii)          the security interest created herein is specifically terminated in writing by a duly authorized officer of the Lender.

(b)           It is intended that the security interests and all other liens in the Collateral created herein extend to and cover all assests of the Guarantors.

Article 3 - General Representations, Covenants and Warranties:

To induce each Lender to continue to provide financial accommodations to and for the account of the Borrower, the Guarantor hereby makes each of the representations and warranties to the Lender and the Lenders set forth in Article 4 of the Loan Agreement that have been made by the Borrower therein, and agrees to be bound by the provisions of Articles 5, 6 and 7 of the Loan Agreement as if the Guarantor were the Borrower thereunder.   Each such warranty, representation, covenant and agreement  contained in Articles  4, 5, 6 and 7 is incorporated herein by reference.  Attached here to as EXHIBITS: 4-2 (Related Entities); 4-3 (Trade Names); 4-5  (Locations, Leases, and Landlords), 4-6 (Encumbrances); 4-7 (Indebtedness); 4-8 (Insurance Policies), 4-10 (Capital Leases); 4-13 (Taxes); 4-17 (Litigation), 4-22 (Permitted Management Fees and other Affiliated Transactions); 6-3 (Bonds and Deposits); 7-1 (DDA’s) and 7-2 (Credit Card Arrangements) which reflect any additional information which is not already set forth on the corresponding Exhibits attached to the Loan Agreement.

Article 4 - Lender As Guarantor’s Attorney-In-Fact:

4-1           Appointment as Attorney-In-Fact.  The Guarantor hereby irrevocably constitutes and appoints the Lender as the Guarantor’s true and lawful attorney, with full power of substitution, exercisable after the occurrence, and during the continuance, of an Event of Default, to convert the Collateral into cash at the sole risk, cost, and expense of the Guarantors, but for the sole benefit of the Lender. The rights and powers granted the Lender by this appointment include but are not limited to the right and power to:

(a)           Prosecute, defend, compromise, or release any action relating to the Collateral.

(b)           Sign change of address forms to change the address to which the Guarantor’s mail is to be sent to such address as the Lender shall designate; receive and open the Guarantor’s mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Guarantor or to any trustee in bankruptcy, receiver, assignee for the benefit of creditors of the Guarantor, or other legal representative of such Guarantor whom the Lender determines to be the appropriate person to whom to so turn over such mail.

(c)           Endorse the name of the Guarantor in favor of the Lender upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the Guarantor on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.

(d)           Sign the name of the Guarantor on any notice to the Guarantor’s Account Debtors or verification of the Receivables Collateral; sign each Guarantor’s name on any Proof of Claim in Bankruptcy against Account Debtors, and on notices of lien, claims of mechanic’s liens, or assignments or releases of mechanic’s liens securing the Accounts.

(e)           Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker’s acceptance of which any Guarantor is a beneficiary.

(f)           Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of the Guarantor.

(g)           Use, license or transfer any or all General Intangibles of any Guarantor.

4-2           No Obligation to Act. The Lender  shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 4-1 herein, but if the Lender elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, provided that, if the Lender elects to use or license any General Intangibles of the Guarantor consisting of trademarks, copyrights or similar property, the Lender shall use reasonable efforts to preserve and maintain any such trademark, copyright or similar property (but nothing contained herein shall obligate the Lender to undertake (or refrain from undertaking) any specific action with respect thereto). The Lender shall not be responsible to the Guarantor for any act or omission to act pursuant to Section 4-1, except to the extent that the subject act or omission to act had been grossly negligent or in actual bad faith.

Article 5 - Events of Default:

The occurrence of any Event of Default shall constitute an Event of Default hereunder. Without limiting the foregoing, each Guarantor acknowledges and agrees that such Guarantor is bound by the provisions of  Section 10-13 of the Loan Agreement.

Article 6 - Events of Default. Rights and Remedies Upon Default:

In addition to all of the rights, remedies, powers, privileges, and discretions which the Lender is provided prior to the occurrence, and during the continuance, of any Event of Default.

6-1           Rights of Enforcement.

(a)           To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.

(b)           To take possession of all or any portion of the Collateral.

(c)           To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Lender deems advisable and with or without the taking of possession of any of the Collateral.

(d)           To conduct one or more going out of business sales which include the sale or other disposition of the Collateral.

(e)           To apply the Receivables Collateral or the Proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.

(f)           To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.

6-2           Sale of Collateral.

(a)           Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Lender deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Lender’s disposition of the Collateral.

(b)           The Lender, in the exercise of the Lender’s rights and remedies upon default, may conduct one or more going out of business sales, in the Lender’s own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Guarantor.  The Lender and any such Lender or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Lender or such agent or contractor).  Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Lender or such agent or contractor and no Guarantor nor any Person claiming under or in right of any Guarantor shall have any interest therein.

(c)           Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Lender shall provide the Guarantors such notice as may be practicable under the circumstances), the Lender shall give the Guarantors at least ten (10) days prior notice, by authenticated record, of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made.  Each Guarantor agrees that such written notice shall satisfy all requirements for notice to the Guarantors which are imposed under the UCC or other applicable law with respect to the exercise of the Lender’s rights and remedies upon default.

(d)           The Lender may purchase the Collateral, or any portion of it at any sale held under this Article (to the extent permitted by applicable law).

(e)           The Lender shall apply the proceeds of the Lender’s exercise of its rights and remedies upon default in accordance with the provisions of Section 11-2 of the Loan Agreement.

6-3           Occupation of Business Location. In connection with the Lender’s exercise of the Lender’s rights under this Article 6, the Lender may enter upon, occupy, and use any premises owned or occupied by any Guarantor, and may exclude the Guarantors from such premises or portion thereof as may have been so entered upon, occupied, or used by the Lender.  The Lender shall not be required to remove any of the Collateral from any such premises upon the Lender’s taking possession thereof, and may render any Collateral unusable to the Guarantors.  In no event shall the Lender be liable to any Guarantor for use or occupancy by the Lender of any premises pursuant to this Article 6, nor for any charge (such as wages for the Guarantor’s employees and utilities) incurred in connection with the Lender’s exercise of the Lender’s Rights and Remedies,  except for such charges which are incurred as a result of the Lender’s gross negligence or willful misconduct

6-4           Grant of Nonexclusive License. Each Guarantor hereby grants to the Lender a royalty- free nonexclusive irrevocable license, exercisable upon the occurrence, and during the continuance, of an Event of Default, to use, apply, and affix any trademark, trade name, logo, or the like in which such Guarantor now or hereafter has rights, such license being with respect to the Lender’s exercise of the rights hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory. In exercising its rights under such license, the Lender shall use reasonable efforts to preserve and maintain any such trademark, trade name, or logo, but nothing contained herein shall obligate the Lender to undertake (or refrain from undertaking) any specific action and the Lender shall, under no circumstances, have any liability to any Guarantor, except for such which are a result of the Lender’s gross negligence or willful misconduct.

6-5           Assembly of Collateral. The Lender may require the Guarantors to assemble the Collateral and make it available to the Lender at the Guarantors’ sole risk and expense at a place or places which are reasonably convenient to both the Lender and the Guarantors.

6-6           Rights and Remedies. The rights, remedies, powers, privileges, and discretions of the Lender hereunder (herein, the “Lender’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have.  No delay or omission by the Lender in exercising or enforcing any of the Lender’s Rights and Remedies shall operate as, or constitute, a waiver thereof.  No waiver by the Lender of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement.  No single or partial exercise of any of the Lender’s Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Lender and any person, at any time, shall preclude the other or further exercise of the Lender’s Rights and Remedies.  No waiver by the Lender of any of the Lender’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver.  The Lender’s Rights and Remedies  may be exercised at such time or times and in such order of preference as the Lender may determine. The Lender’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

Article 7 - General:

7-1           Protection of Collateral. The Lender has no duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of the Lender and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto.  With the Guarantors’ prior approval (which shall not be unreasonably delayed or withheld), the Lender may include reference to the Guarantors (and may utilize any logo or other distinctive symbol associated with the Guarantors) in connection with any advertising, promotion, or marketing undertaken by the Lender.

7-2           Indemnification. The Guarantor shall indemnify, defend, and hold the Lender and any employee, officer, or Lender of any of the foregoing (each, an “Indemnified Person”) harmless of and from any claim brought or threatened against any Indemnified Person by any Guarantor, any guarantor or endorser of the Liabilities, or any other Person (as well as from attorneys’ reasonable fees and expenses in connection therewith) on account of the relationship of such Guarantor or of any other guarantor or endorser of the Liabilities with the Lender, or any Lender (each, an “Indemnified Claim”) other than any claim resulting from the gross negligence or willful misconduct of such Indemnified Person.  Each Indemnified Claim may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Lender’s selection (and if such Indemnified Claim is brought by a Person other than a Guarantor, any guarantor or endorser of the Liabilities or any Affiliate of any Guarantor, after consultation with (but not approval of) the Guarantors regarding the selection of such counsel), but at the expense of the Guarantors, provided that any Indemnified Claim may not be settled without the consent of the Guarantors (which shall not be unreasonably withheld or delayed) if as the result of any such settlement the Guarantors will be obligated to make any payment (other than reimbursement of the reasonable costs and expenses of  the Indemnified Person). This indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Lender in favor of any Guarantor, other than a termination, release, or discharge which makes specific reference to this Section 7-2.

7-3           Right of Set-Off. Any and all deposits or other sums at any time credited by or due to any Guarantor from the Lender or any Lender or any Participant or from any Affiliate of the Lender of any Participant, and any cash, securities, instruments or other property of any Guarantor in the possession of any of the foregoing, whether for safekeeping or otherwise (regardless of the reason such Person had received the same) shall at all times constitute security for all Liabilities and for any and all obligations of the Guarantors to the Lender or any Participant or such Affiliate and may be applied or set off against the Liabilities and against such obligations at any time, whether or not such are then due and whether or not other collateral is then available to the Lender or any Participant or any such Affiliate.

7-4           Successors and Assigns. This Agreement shall be binding upon the  representatives, successors, and assigns and shall enure to the benefit of the Lender and its respective successors and assigns.  In the event that the Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of such assignor hereunder and such assignor shall thereupon be discharged and relieved from its duties and obligations hereunder.

7-5           Severability. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

7-6           Power of Attorney.  In connection with all powers of attorney included in this Agreement, each Guarantor hereby grants unto the Lender full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as such Guarantor might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement.  No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by any Guarantor and each shall survive the same. All powers conferred upon the Lender by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Lender.

7-7           Application of Proceeds. The proceeds of any collection, sale, or disposition of the Collateral, or of any other payments received hereunder, shall be applied towards the Liabilities in accordance with the provisions of the Loan Agreement.   The Guarantors shall remain liable for any deficiency remaining following such application.

7-8           Notices.  All notices, demands, and other communications made in respect of this Agreement shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:

If to the Lender:	Bank of America, N.A.

100 Federal Street, 9th Floor

Boston, Massachusetts 02110

Attention	: Christine Hutchinson, Vice President

Email	: christine.hutchinson@bankofamerica.com

Fax	: 617 790-1234

With a copy to:	Riemer & Braunstein LLP

Three Center Plaza

Boston, Massachusetts 02108

Attention : David S. Berman, Esquire

Email : dberman@riemerlaw.com

Fax : 617 880-3456

If to any of the Guarantors:

Aeropostale West, Inc.

Aero GC Management LLC

Jimmy’z Surf Co., Inc.

c/o Aeropostale, Inc.

112 West 34th Street

New York, New York 10120

Attention: Joseph Pachella, VP and Treasurer

Email: jpachella@aeropostale.com

Fax: (201) 581-0399

With a copy to:	Edward Slezak, Esq.

General Counsel

Aeropostale, Inc.

112 West 34th Street, 22nd Floor

New York, New York 10120

Email: eslezak@aeropostale.com

Fax: (646) 619-4873

7-9           Notice Given.

(a)           Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):

(i)           By mail: the sooner of when actually received or Three (3) days following deposit in the United States mail, postage prepaid.

(ii)           By recognized overnight express delivery: the Business Day following the day when sent.

(iii)           By Hand: If delivered on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, when delivered.  Otherwise, at the opening of the then next Business Day.

(iv)           By Facsimile transmission (which must include a header on which the party sending such transmission is indicated): If sent on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent.  Otherwise, at the opening of the then next Business Day.

(b)           Rejection or refusal to accept delivery and inability to deliver because of a changed address or Facsimile Number for which no due notice was given shall each be deemed receipt of the notice sent.

7-10           Intent. It is intended that:

(a)           This Agreement take effect as a sealed instrument.

(b)           The scope of all Collateral Interests created by this Agreement be broadly construed in favor of the Lender and that they cover all assets of the Guarantor.

(c)           All Collateral Interests created by this Agreement secure all Liabilities, whether now existing or contemplated or hereafter arising.

(d)           All reasonable costs, expenses, and disbursements incurred by the Lender in connection with such Person’s relationship(s) with the Guarantor shall be borne by the Guarantor.

7-11           Joint and Several Obligations.     Each of the obligations of each and every Guarantor under this agreement are joint and several.  This agreement may be enforced against any Guarantor without any duty or responsibility to pursue any other Guarantor and such enforcement shall not be a defense to any actions brought against any Guarantors hereunder.  The Lender hereby reserves all rights against each Guarantor.

7-12           Massachusetts Law. This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the law of The Commonwealth of Massachusetts.

7-13           Consent to Jurisdiction.

(a)           Each Guarantor agrees that any legal action, proceeding, case, or controversy against such Guarantor with respect to any Loan Document may be brought in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, as the Lender may elect in its sole discretion.  By execution and delivery of this Agreement, each Guarantor, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.

(b)           Each Guarantor WAIVES personal service of any and all process upon it, and irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Guarantor at the Guarantor’s address for notices as specified herein, such service to become effective five (5) Business Days after such mailing.

(c)           Each Guarantor WAIVES any objection based on forum non conveniens and any objection to venue of any action or proceeding instituted under any of the Loan Documents and consents to the granting of such legal or equitable remedy as is deemed appropriate by the Court.

(d)           Nothing herein shall affect the right of the Lender to bring legal actions or proceedings in any other competent jurisdiction.

(e)           Each Guarantor agrees that any action commenced by such Guarantor asserting any claim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, and that such Courts shall have exclusive jurisdiction with respect to any such action.

  7-14                      WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, LENDER OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date above first written.  This Agreement shall take effect as a sealed instrument.

                                                 AEROPOSTALE WEST, INC., as a Guarantor

By:	/s/ Michael J. Cunningham
Name:	Michael J. Cunningham
Title:	Executive Vice President and
Chief Financial Officer

                                                 AERO GC MANAGEMENT LLC, as a Guarantor

By:	/s/ Michael J. Cunningham
Name:	Michael J. Cunningham
Title:	Executive Vice President and
Chief Financial Officer

                                                 JIMMY’Z SURF CO., INC., as a Guarantor

By:	/s/ Michael J. Cunningham
Name:	Michael J. Cunningham
Title:	Executive Vice President and
Chief Financial Officer

LENDER:

BANK OF AMERICA, N.A.

By:	/s/ Kathleen A. Dimock
Name:	Kathleen A. Dimock
Title:	Managing Director